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                                                                   Exhibit 10.6

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                               LICENSE AGREEMENT

            This License Agreement (the or this "Agreement" or "License"), effective this 6th day of March, 1996, is between The Johns Hopkins University, a corporation of the State of Maryland, having a principal place of business at 2024 East Monument Street, Suite 2-100, Baltimore, MD 21205 (hereinafter referred to as "University") and OncorPharm, Inc., a corporation, having a principal place of business at 200 Perry Parkway, Gaithersburg, MD 20877 (hereinafter "Company").

                                  WITNESSETH:

            WHEREAS, University, the Company and the Company's parent, Oncor, Inc. ("Oncor"), are concurrently herewith entering into that certain Collaborative Research Agreement (the "CRA"), pursuant to which the Company and Oncor will fund certain clinical investigations and other studies by the University related to the Trp64Arg Adrenergic Receptor Allele ("Trp64Arg Allele");

            WHEREAS, as a center for research and education, University is interested in licensing PATENT RIGHTS and TECHNOLOGY RIGHTS (both hereinafter defined) in a manner that will benefit the public by facilitating the distribution of useful products and the utilization of new methods, but is without capacity to commercially develop, manufacture, and distribute any such products or methods; and

            WHEREAS, PATENTS RIGHTS include*

            WHEREAS, University has acquired through assignment all right, title and interest, with the exception of certain retained rights by the United States government, in all the PATENT RIGHTS and TECHNOLOGY RIGHTS existing at the date hereof, including but not limited to, the rights of the Inventors; and


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            WHEREAS, the University is interested in licensing any PATENT RIGHTS and TECHNOLOGY RIGHTS that it may acquire in the future, including but not limited to those of the Inventors, subject to any required retained rights of the U.S. Government; and
            WHEREAS, Company desires to commercially develop, manufacture, use and distribute products and processes based on such PATENT RIGHTS and TECHNOLOGY RIGHTS, throughout the world, for use as a prophylactic or therapeutic.

            NOW, THEREFORE, in consideration of the foregoing premises and the following mutual covenants, and other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

                            ARTICLE 1 - DEFINITIONS

      1.1 AFFILIATED COMPANY shall mean (a) any company owned or controlled to the extent of at least fifty percent (50%) of its issued and voting capital by a party to this Agreement and any other company so owned or controlled (directly or indirectly) by any such company or the owner of any such company, or (b) any partnership, joint venture or other entity directly or indirectly controlled by, controlling, or under common control of, to the extent of fifty percent (50%) or more of voting power (or otherwise having power to control its general activities), a party to this Agreement, but in each case only for so long as such ownership or control shall continue.

      1.2 EFFECTIVE DATE shall mean the effective date of this Agreement, as first above written.

      1.3 EXCLUSIVE LICENSE shall mean a license to UNIVERSITY INVENTIONS and TECHNOLOGY RIGHTS, and a license of University's right, title and interest in and to JOINT INVENTIONS, whereby Company's rights are sole and entire and operate to exclude all others, subject to rights retained by the United States government in accordance with P.L. 96-517, as amended by P.L. 98- 620, and subject to the retained right of University (i) to make, have made, provide and use for its and The Johns Hopkins University Health Systems' non-profit purposes LICENSED PRODUCTS and LICENSED PROCESSES and (ii) to use, distribute and disclose RESEARCH INFORMATION for non-profit purposes subject to compliance with
Article 4 of the CRA.

      1.4 INVENTION(S) shall mean (i) the inventions described in the PATENT APPLICATION or in any continuation, continuation-in-


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part, division or reissue of the PATENT APPLICATION or in any corresponding foreign patent application, and (ii) any existing or future discovery or invention first conceived or first actually reduced to practice in connection with or relating to the performance of the RESEARCH PROJECT. For purposes of this Agreement the determination of "first conceived" and "first actually reduced to practice" shall be governed by U.S. law. INVENTION(S) shall include discoveries and inventions which are not patentable or patented, including but not limited to trade secrets, copyright material or other protectable intellectual property. Without limiting the generality of the foregoing, INVENTION(S) may include know-how procedures, technical information, any process, composition, device, formula, protocol, technique, design, drawing methodology, technical and scientific expertise and biological or chemical materials.

      1.5 JOINT INVENTION(S) shall mean any INVENTION first conceived or first actually reduced to practice jointly by an employee of Company or Oncor and an employee or student of University listed in Appendix B of the CRA, in connection with the RESEARCH PROJECT.

      1.6 LICENSED PROCESSES shall mean all methods which are covered by any claim of one or more PATENT RIGHTS or based upon or derived from TECHNOLOGY RIGHTS.

      1.7 LICENSED PRODUCTS shall mean all products, the manufacture, use or sale of which is covered by any claim of one or more PATENT RIGHTS or based upon or derived from TECHNOLOGY RIGHTS.

      1.8 LICENSOR shall mean University.

      1.9 NET SALES shall mean gross sales revenues and fees actually received by Company or AFFILIATED COMPANY from the sale of LICENSED PRODUCTS and/or LICENSED PROCESSES less trade discounts allowed, refunds, returns and recalls, sales, V.A.T. and/or use taxes, duties and similar governmental assessments and transportation, packing and shipping insurance actually paid by the seller. In the event that Company or AFFILIATED COMPANY sells a LICENSED PRODUCT in combination with other active ingredients or components which are not LICENSED PRODUCTS ("Other Items"), the NET SALES for purposes of royalty payments on the combination shall be calculated as follows:

            (a) If all LICENSED PRODUCTS and Other Items contained in the combination are available separately, the NET SALES for purposes of royalty payments will be calculated by multiplying the NET SALES of the combination by the fraction A/A+B, where A


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is the separately available price of all LICENSED PRODUCTS in the combination, and B is the separately available price for all Other Items in the combination.

            (b) If the combination includes Other Items which are not sold separately (but all LICENSED PRODUCTS contained in the combination are available separately), the NET SALES for purposes of royalty payments will be calculated by multiplying the NET SALES of the combination by A/C, where A is as defined above and C is the invoiced price of the combination.

            (c) If the LICENSED PRODUCTS contained in the combination are not sold separately, the NET SALES for such combination shall be one half of the NET SALES of such combination as defined in the first sentence of this Paragraph 1.9.

The term "Other Items" does not include solvents, diluents, carriers, excipients or the like used in formulating a product.

      1.10 ONCORPHARM FIELD shall mean use of the LICENSED PRODUCTS and LICENSED PROCESSES as prophylactics and/or therapeutics.

      1.11 OPTION AGREEMENT shall mean that certain Stock Option Agreement of even date herewith, by and between the University and OncorPharm, Inc.

      1.12 ONCOR LICENSE shall mean that certain license agreement of even date herewith between University and Oncor, relating to use of the LICENSED PRODUCTS and LICENSED PROCESSES for all uses except prophylactic and therapeutic uses.

      1.13 PATENT APPLICATION shall mean*

      1.14 PATENT RIGHTS shall mean the following (a) the PATENT APPLICATION,
(b) any other existing or future U.S. patent application claiming either a UNIVERSITY INVENTION or a JOINT INVENTION (hereinafter FUTURE APPLICATION), (c) any invention disclosed and claimed in the PATENT APPLICATION or the FUTURE APPLICATIONS and (d) all continuations, continuations-in-part, divisions, reissues, reexaminations, extensions or other government actions which extend any of the subject matter of the PATENT APPLICATION or the FUTURE APPLICATIONS, and any


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corresponding foreign patent applications that may be filed in the future at
Company's request and expense and any patents, patents of addition, or other equivalent foreign patent rights issuing, granted or registered on the PATENT APPLICATION or the FUTURE APPLICATIONS.

      1.15 RESEARCH INFORMATION shall mean data, information and results included within the definition of INVENTION(S) that are obtained during the term of the CRA from the RESEARCH PROJECT, including know-how, procedures, methodology, technical and scientific expertise and biological or chemical materials, but excluding any such items which are included in the definition of PATENT RIGHTS.

      1.16 RESEARCH PROJECT shall mean the collaborative research program between University, Oncor and Company described and funded in accordance with the CRA.

      1.17 STOCK PURCHASE AGREEMENT shall mean that certain Stock Purchase Agreement of even date herewith, by and among the Company and the University.

      1.18 SUBLICENSE INCOME shall mean the gross amount actually received by either the Company or an AFFILIATED COMPANY, directly or indirectly, for or on account of sublicenses of any of the rights granted hereunder, without deduction of any kind, but excluding the following, in relation to which no payments shall be due to the University:

            (a) Payments received by either the Company or an AFFILIATED COMPANY for performance of research and development by either the Company or an AFFILIATED COMPANY to the extent that such payments cover the actual cost of the research and development work;

            (b) Investments made by a sublicensee in either the Company or an AFFILIATED COMPANY to the extent that such investments are made at current market value, including but not limited to, any payments or other consideration representing the current market value of shares in the Company or an AFFILIATED COMPANY;

            (c) Payments made to either the Company or an AFFILIATED COMPANY to the extent that they cover the actual costs of conducting clinical testing and other activities in connection with obtaining regulatory approval for a LICENSED PRODUCT or LICENSED PROCESS;

            (d) Reimbursed expenses of either the Company or an AFFILIATED COMPANY.


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For purposes of Subparagraph (b) above, the current market value of the investment shall determined as follows: (i) it shall be determined as at the earlier of (a) the date when the investment is made or (b) the day prior to the date when the investment is first publicly disclosed on the Dow Jones News Wire (the "Determination Date"); (ii) if there is no public market for the Company's securities that are being purchased by the sublicensee, then the current market value shall be determined by the Company's Board of Directors in good faith, and if University disputes such determination, the current market value shall be determined by an independent investment banker whose fees shall be shared by the Company and the University; (iii) if there is a public market for Company's securities that are being purchased by the sublicensee, then the current market value shall be determined using the average of the closing bid and asked prices of the securities in the Over-The-Counter Market Summary or the closing price quoted on any exchange on which the securities are listed as published in The Wall Street Journal for the ten (10) trading days prior to the Determination Date. Notwithstanding the following, in the event the sublicensee is purchasing the Company's securities in connection with the Company's initial public offering of such securities, the current market value shall be determined using the offering price of such securities to the public in the Company's initial public offering.

      1.19 TECHNOLOGY RIGHTS shall mean LICENSOR'S rights in any and all technical information, know-how, process, procedure, composition, device, method, formula, protocol, technique, software, design, drawing or data developed in connection with the performance of the RESEARCH PROJECT defined above, relating to LICENSED PRODUCTS or LICENSED PROCESSES, including but not limited to INVENTIONS and/or RESEARCH INFORMATION which are not disclosed in a patent application or patent, but which are necessary or useful for practicing the rights granted under this License.

      1.20 UNIVERSITY INVENTION(S) shall mean any INVENTION first conceived or first actually reduced to practice solely by an employee or student of University listed in Appendix B to the CRA, in connection with the RESEARCH PROJECT, but not including JOINT INVENTIONS. Appendix B to the CRA shall be updated from time to time to include all employees and students engaged in research in the laboratories of Dr. Alan Shuldiner and/or Dr. Jeremy Walston, or any other principal investigator under the CRA, and those employees and students participating in the RESEARCH PROJECT.


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                              ARTICLE 2 - GRANTS

      2.1 Subject to the terms and conditions of this Agreement, LICENSOR hereby grants to Company an EXCLUSIVE LICENSE for the ONCORPHARM FIELD to make, have made, use, have used and/or sell or have sold the LICENSED PRODUCTS and to use the LICENSED PROCESSES in the United States and worldwide under the PATENT RIGHTS and TECHNOLOGY RIGHTS and to sublicense such rights to others under the PATENT RIGHTS and TECHNOLOGY RIGHTS.

      2.2 Company shall provide a copy of each such sublicense agreement to University promptly after it is executed, provided that Company may delete portions it considers confidential in a manner which permits University to obtain the information it requires. Each sublicense shall be consistent with the terms in this Agreement.

      2.3 Except for the rights, if any, of the Government of the United States, as set forth in Paragraph 1.3 and except for any joint ownership of Company or Oncor, University represents and warrants that to its knowledge as of the EFFECTIVE DATE it is the owner of the entire right, title and interest in and to PATENT RIGHTS resulting from UNIVERSITY INVENTIONS and University's entire right, title and interest in and to PATENT RIGHTS resulting from JOINT INVENTIONS, and that it has the sole right to grant licenses of its interests thereunder, and that it has not granted licenses thereunder to any other entity that would restrict rights granted hereunder except as stated herein. Except as set forth in Schedule 2.3 attached hereto, University is not aware as of the EFFECTIVE DATE that any additional rights or licenses are necessary for Company to exercise its license rights (however, University has not performed nor was required to perform, any right to use patent searches). However, the license grant under Paragraph 2.1 hereof may be subject to rights granted to providers of biological materials or other limitations as specified in Paragraph 5.6 of the CRA.

                        ARTICLE 3 - PATENT INFRINGEMENT

      3.1 Each party will notify the other promptly in writing when any infringement by another of PATENT RIGHTS is uncovered.

      3.2 (a) Company shall have the first right to enforce any patent within PATENT RIGHTS against any infringement or alleged infringement thereof within the ONCORPHARM FIELD, and shall at all times keep University informed as to the status thereof. Company may, in its sole judgement and at its own expense, institute suit against any such infringer or alleged infringer


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and control and defend such suit in a manner consistent with the terms and provisions hereof and recover, for its account, any damages, awards or settlements resulting therefrom, subject to Paragraph 3.2 (b); provided, however, that no such suit shall be settled without the consent of HOPKINS, which consent shall not be unreasonably withheld. This rights to sue for infringement shall not be used in an arbitrary or capricious manner. University shall reasonably cooperate in any such litigation at Company's expense.

            (b) Any recovery by Company under Paragraph 3.2(a), after deduction of all reasonable costs and expenses associated with each suit or settlement (the "Net Recovery"), shall be deemed to reflect loss of commercial sales, and Company shall pay to University * of such Net Recovery. If the cost and expenses exceed the recovery, then * of the excess shall be credited against royalties or the percentage of SUBLICENSE INCOME payable by Company to University hereunder in connection with sales in or SUBLICENSE INCOME from the country of such legal proceedings, provided, however, that any such credit under this Paragraph 3.2(b) shall not exceed * of the royalties or the percentage of SUBLICENSE INCOME otherwise payable to University with regard to sales in or SUBLICENSE INCOME from the country of such legal proceedings in any one calendar year, with any excess credit being carried forward to future calendar years.

      3.3 If Company elects not to enforce any patent within the PATENT RIGHTS within the ONCORPHARM FIELD, then it shall so notify University in writing within six (6) months of receiving notice that an infringement exists, and University may, in its sole judgement and at its own expense, do so and control, settle, and defend such suit in a manner consistent with the terms and provisions hereof, and recover, for its own account, any damages, awards or settlements resulting therefrom.

                             ARTICLE 4 - PAYMENTS

      4.1 Reasonable costs of preparing, filing, maintaining and prosecuting PATENT RIGHTS shall be reimbursed to the University in accordance with the provisions of Article 5 of the CRA.

      4.2 Upon the execution of this Agreement by both parties and the concurrent execution of the ONCOR LICENSE, the Company shall issue to University options to purchase Thirty Two Thousand Five Hundred (32,500) shares of the Common Stock of the Company, pursuant to the terms and conditions of the OPTION AGREEMENT. The Company shall also pay to University, within thirty (30) days


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of each anniversary of the EFFECTIVE DATE of this Agreement, commencing on the first anniversary of the EFFECTIVE DATE, *

      4.3 Company shall also pay to LICENSOR as a running royalty, for each LICENSED PRODUCT and LICENSED PROCESS sold by Company or any AFFILIATED COMPANY of the Company:

            (a) * where the LICENSED PRODUCTS or LICENSED PROCESSES are covered by any claim of one or more PATENT RIGHTS during the time period in which, and in the geographic locations in which such PATENT RIGHTS are legally enforceable for the making, using or selling of the particular LICENSED
PRODUCT or LICENSED SERVICE; or

            (b) * where the LICENSED PRODUCTS or LICENSED PROCESSES are not covered by any claim of one or more PATENT RIGHTS as specified in Paragraph 4.3(a).

            Such payments shall be made quarterly as provided in Paragraph 4.7.

      4.4 The Company shall pay the University * of any SUBLICENSE INCOME actually received by the Company or any AFFILIATED COMPANY from sublicensees under this Agreement.

      4.5 In the event that a percentage of sublicense income or royalties are paid by the Company or any AFFILIATED COMPANY to an unaffiliated third party or to University under a separate license agreement in respect of a LICENSED PRODUCT or a LICENSED PROCESS ("Third Party Royalties") for which royalties are also due to the University pursuant to Paragraph 4.3 above, then the royalties to be paid to the University pursuant to Paragraph 4.3 above shall be reduced by
* of the aggregate amount of such Third Party Royalties, but in no event shall the royalties due under Paragraph 4.3 be reduced by more than * in any year.

      4.6 In the event that (i) a percentage of sublicense income or royalties are paid by the Company or any AFFILIATED COMPANY to an unaffiliated third party or to University under a separate license agreement in respect of a LICENSED PRODUCT or a LICENSED PROCESS ("Third Party Royalties") for which a percentage of SUBLICENSE INCOME is also due to the University pursuant to Paragraph 4.4, and (ii) the LICENSED PRODUCT or LICENSED PROCESS causes or involves DNA repair, then the percentage of SUBLICENSE INCOME to be paid to the University pursuant to Paragraph 4.4 above shall be reduced by * of the aggregate amount of


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such Third Party Royalties, but in no event shall the percentage of
SUBLICENSE INCOME due under Paragraph 4.4 be reduced by more than * in any year. In all other cases any percentage of SUBLICENSE INCOME due to University pursuant to Paragraph 4.4 above shall be unaffected by this Paragraph.

      4.7 Company shall provide to University within thirty (30) days of the end of each March, June, September and December after first commercial sale of a LICENSED PRODUCT or LICENSED PROCESS a written report to University of the amount of LICENSED PRODUCTS and LICENSED PROCESSES sold, the total NET SALES of such LICENSED PRODUCTS and LICENSED PROCESSES or the SUBLICENSE INCOME received, as applicable, and the running royalties due to University as a result of NET SALES by Company or AFFILIATED COMPANY or the percentage and amount of SUBLICENSE INCOME due to University, broken down by the categories specified in Paragraphs 4.3 (a) and (b), and Paragraphs 4.4 and 1.18 above. Payment of any such royalties or percentage of SUBLICENSE INCOME due shall accompany such report.

      4.8 Company shall make and retain, for a period of three (3) years following the period of each report required by Paragraph 4.7, true and accurate records, files and books of account containing all the data reasonably required for the full computation and verification of sales and other information required in Paragraph 4.7. Such books and records shall be in accordance with generally accepted accounting principles consistently applied. Company shall permit the inspection of such records, files and books of account by an independent certified public accountant chosen by University and reasonably acceptable to Company during regular business hours upon ten (10) business days' written notice to Company, to the extent necessary to verify compliance with this Agreement; provided such accountant shall hold any information gained as confidential except to University as necessary to show underpayment. Such inspection shall not be made more than once each calendar year. All costs of such inspection and copying shall be paid by University, provided that if any such inspection shall reveal that an error has been made in the amount equal to ten percent (10%) or more of such payment, such costs shall be borne by Company.

      4.9 All payments under this Agreement shall be made in U.S. Dollars. Only one royalty or one payment of a percentage of SUBLICENSE INCOME shall be payable on each unit of LICENSED PRODUCT or LICENSED PROCESS, calculated at the highest applicable rate specified in Article 4 of this Agreement irrespective of the number of patents within PATENT RIGHTS or the number of items of


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TECHNOLOGY RIGHTS whose claims would be infringed but for this License
Agreement.

                           ARTICLE 5 - PATENT RIGHTS

      5.1 Each party shall have and retain sole and exclusive title to all INVENTIONS and RESEARCH INFORMATION which are made, conceived, reduced to practice or generated solely by its employees or agents arising in the course of or as a result of the RESEARCH PROJECT. Each party shall own a fifty percent (50%) undivided interest in all INVENTIONS and RESEARCH INFORMATION arising in the course of or as a result of the RESEARCH PROJECT which are made, conceived, reduced to practice or generated jointly by employees or agents of both parties. Other matters relating to patents and patent applications included within PATENT RIGHTS shall be governed by Article 5 of the CRA.

      5.2 Company agrees that all packaging containing individual LICENSED PRODUCTS sold by Company or AFFILIATED COMPANY will be marked with the number of the applicable patent(s) licensed hereunder in accordance with each country's patent laws, and will require its sublicensees to do likewise.

      5.3 Except as otherwise specified in this Agreement, matters relating to confidential information shall be governed by Article 4 of the CRA. The obligations of this Paragraph 5.3 shall also apply to AFFILIATED COMPANIES and/or sublicensees provided such information by Company. Obligations under this Paragraph 5.3 shall extend for a period of five (5) years after the termination of this Agreement.

                 ARTICLE 6 - TERM, MILESTONES AND TERMINATION

      6.1 This Agreement shall expire in each country on the date of expiration of the last to expire patent included within PATENT RIGHTS in that country or, if no patent ultimately issues in a given country, ten (10) years after the first commercial sale of an FDA approved LICENSED PRODUCT or LICENSED PROCESS. Upon expiration, Company will be entitled to fully exploit PATENT RIGHTS and TECHNOLOGY RIGHTS without restriction or payment of royalties.

      6.2 Company shall use reasonable efforts to carry out the following either itself or through an AFFILIATED COMPANY or a sublicensee of Company:


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(a) undertake small molecule drug screening for therapeutics utilizing a
UNIVERSITY INVENTION or JOINT INVENTION * of the EFFECTIVE DATE;

(b) identify at least one lead compound for use as a therapeutic utilizing a UNIVERSITY INVENTION or JOINT INVENTION * of the EFFECTIVE DATE;

(c) commence testing of at least one compound for use as a therapeutic utilizing a UNIVERSITY INVENTION or JOINT INVENTION in an animal model * of the EFFECTIVE DATE;

(d) begin Phase I clinical studies for at least one compound for use as a therapeutic utilizing a UNIVERSITY INVENTION or JOINT INVENTION * of the EFFECTIVE DATE;

(e) design a gene repair pharmaceutical utilizing a UNIVERSITY INVENTION or JOINT INVENTION and commence testing of such gene repair pharmaceutical in cell cultures * of the EFFECTIVE DATE;

(f) commence testing of at least one gene repair pharmaceutical utilizing a UNIVERSITY INVENTION or JOINT INVENTION in a suitable animal model * of the EFFECTIVE DATE;

(g) begin clinical trials of at least one gene repair pharmaceutical utilizing a UNIVERSITY INVENTION or JOINT INVENTION * of the EFFECTIVE DATE; and

(h) effect the first lawful commercial sale of each LICENSED PRODUCT or LICENSED PROCESS within the ONCORPHARM FIELD in each country licensed hereunder, as soon as commercially practicable after such LICENSED PRODUCT or LICENSED PROCESS has been approved by all necessary regulatory bodies in such country.

      6.3 If any of the performance milestones set forth in Section 6.2 hereof have not been achieved by either Company, an AFFILIATED COMPANY, or a sublicensee of Company within the time frame specified for such milestone, and such failure has been due to legitimate and unexpected impediments outside of the reasonable control of the Company, then the parties shall renegotiate in good faith as to the milestones, deadlines for completion of milestones and direction of the RESEARCH PROJECT, as applicable. If the failure to achieve such milestone is for any other reason University shall have the right to notify Company of its intention to terminate the Company's licenses granted under
Article 2 hereof ("Warning Notice"). Upon receipt of a Warning Notice, Company shall have the option of extending the deadline for completing the milestone (the "Extension


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Option") by another six (6) months in consideration of a payment to
University of *. If Company, within ninety (90) days after receipt of the Warning Notice from University, fails to exercise its Extension Option and fails to reach agreement with University as to a plan to reach such performance milestone or the waiver of such milestone, University shall have the right to terminate the Company's licenses granted under Article 2 hereof by submitting a notice of termination to the Company (the "Termination Notice").

      6.4 University agrees that in the discretion of Company commercialization efforts may be directed first to industrialized nations of the world commencing with the United States of America, and only subsequently to other regions as reasonably and commercially practicable for Company given its strategies and resources.

      6.5 Company may terminate this Agreement at any time upon ninety (90) days written notice to University.

      6.6 Upon termination, Company, AFFILIATED COMPANY or sublicensee shall return all information marked confidential first transferred to Company by University. Company, AFFILIATED COMPANY or sublicensee shall maintain confidential and not use any such information for a period of five (5) years after termination of this Agreement.

      6.7 Upon breach or default of any of the terms or conditions of this Agreement, the defaulting party shall be given notice of such default in writing and a period of ninety (90) days after receipt of such notice to correct the breach or default. If (a) the default or breach (i) is material to this Agreement, and (ii) is not corrected within said ninety (90) day period and the defaulting party has not taken reasonable steps to cure the same, and (b) the party not in default has fully complied with all of its obligations under this Agreement, the party not in default shall have the right to terminate this Agreement. For the avoidance of any doubt, the failure of Company to achieve any of the performance milestones set forth in Section 6.2 hereof shall not be deemed to be a breach or default entitling University to terminate in accordance with this Section 6.7, but shall instead entitle University to exercise its rights under Section 6.3 hereof.

      6.8 Termination shall not affect either party's right to recover for obligations accruing prior to the termination of this Agreement, including but not limited to, unpaid royalties and reimbursement for Company approved patent expenses. In the event that the parties mutually agree that Company may make post-


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termination sales of LICENSED PRODUCTS or LICENSED PROCESSES, Company shall continue to pay to University any royalties or percentage of SUBLICENSE INCOME that would have been due to University under the terms of this Agreement in respect of such post-termination sales, if such termination had not occurred.

                           ARTICLE 7 - MISCELLANEOUS

      7.1 All notices pertaining to this Agreement shall be in writing and sent by certified mail, return receipt requested, or by a nationally recognized overnight delivery service, to the parties at the following addresses or such other address as such party shall have furnished in writing to the other party in accordance with this Paragraph 7.1:

            The Johns Hopkins University
            Office of Technology Licensing
            School of Medicine
            2024 E. Monument Street, Suite 2-100
            Baltimore, MD  21205
            Attention:  Howard Califano, Esq.

            OncorPharm, Inc.
            200 Perry Parkway
            Gaithersburg, MD  20877
            Attention: Dr. William Ryan

      All notices sent in accordance with this Section 7.1 shall be deemed received three (3) days after deposit with the U.S. postal service if sent by certified mail, and on the day after deposit with the delivery service, if sent by overnight delivery service.

      7.2 All written progress reports, royalty and other payments, and any other related correspondence shall be in writing and sent to:

            The Johns Hopkins University
            Office of Technology Licensing
            School of Medicine
            2024 E. Monument Street, Suite 2-100
            Baltimore, MD  21205
            Attention:  Howard Califano, Esq.

or such other addressee which University may designate in writing from time to time. All checks should be made payable to The Johns Hopkins University.


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      7.3 This Agreement may be assigned by Company to an AFFILIATE COMPANY or as part of a sale of its entire business relating to a LICENSED PRODUCT or LICENSED PROCESS, provided Company remains liable for all obligations hereunder. Company may also assign its rights and benefits under this Agreement if University approves the assignment in writing, which approval shall not be unreasonably withheld. In the event of such transfer, the transferee shall assume and be bound by the provisions of this Agreement. It shall be deemed to be reasonable if Company assigns to a responsible company and agrees to remain responsible on an ongoing basis for performance by the assignee company. The University may not assign this Agreement or any of the PATENT RIGHTS.

      7.4 In the event that any one or more of the provisions of this Agreement should for any reason be held by any court or authority having jurisdiction over this Agreement, or over any of the parties hereto to be invalid, illegal or unenforceable, such provision or provisions shall be reformed to approximate as nearly as possible the intent of the parties, and if unreformable, shall be divisible and deleted in such jurisdictions; elsewhere this Agreement shall not be affected.

      7.5 The construction, performance, and execution of this Agreement shall be governed by the laws of the State of Maryland.

      7.6 Company shall not use the name of The Johns Hopkins University or any contraction thereof or the names of Drs. Alan Shuldiner, Jeremy Walston, Kristi Silver or Jesse Roth in any advertising, promotional, or sales literature without prior written consent from University, except as otherwise provided in the CRA. University shall have at least seven (7) days for its review and comment on a proposed piece of advertising, promotional or sales literature that requires its consent pursuant to this Section 7.6.

      7.7 University warrants that it has good and marketable title to the inventions claimed under PATENT RIGHTS existing as of the EFFECTIVE DATE, with the exception of certain retained rights of the United States government. University does not warrant the validity of any patents or that practice under such patents shall be free of infringement. EXCEPT AS EXPRESSLY SET FORTH IN PARAGRAPH 2.3 AND THIS PARAGRAPH 7.7, COMPANY, AFFILIATED COMPANY AND SUBLICENSEES AGREE THAT THE PATENT RIGHTS AND RESEARCH INFORMATION ARE PROVIDED "AS IS", AND THAT UNIVERSITY MAKES NO REPRESENTATION OR WARRANTY WITH RESPECT TO THE PERFORMANCE OF LICENSED PRODUCT AND LICENSED PROCESSES INCLUDING THEIR SAFETY, EFFECTIVENESS, OR COMMERCIAL VIABILITY. UNIVERSITY DISCLAIMS ALL WARRANTIES WITH REGARD TO PRODUCTS AND


                                      15
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                                                                  EXECUTION COPY

PROCESSES LICENSED UNDER THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, ALL WARRANTIES, EXPRESS OR IMPLIED, OR MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, UNIVERSITY ADDITIONALLY DISCLAIMS ALL OBLIGATIONS AND LIABILITIES ON THE PART OF UNIVERSITY FOR DAMAGES, INCLUDING, BUT NOT LIMITED TO, DIRECT, INDIRECT, SPECIAL, AND CONSEQUENTIAL DAMAGES, ATTORNEYS' AND EXPERTS' FEES, AND COURT COSTS (EVEN IF UNIVERSITY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, FEES OR COSTS), ARISING OUT OF OR IN CONNECTION WITH THE MANUFACTURE, USE, OR SALE OF THE PRODUCTS AND PROCESSES LICENSED UNDER THIS AGREEMENT. COMPANY, AFFILIATED COMPANY AND SUBLICENSEES ASSUME ALL RESPONSIBILITY AND LIABILITY FOR LOSS OR DAMAGE CAUSED BY A PRODUCT AND PROCESS MANUFACTURED, USED, OR SOLD BY COMPANY, ITS SUBLICENSEES AND AFFILIATES WHICH IS A LICENSED PRODUCT OR LICENSED PROCESS AS DEFINED IN THIS AGREEMENT.

      7.8 University, Inventors and any other inventors of LICENSED PRODUCTS and LICENSED PROCESSES will not, under the provisions of this Agreement or otherwise, have control over the manner in which Company or AFFILIATED COMPANY or its sublicensees or those operating for its account or third parties who purchase LICENSED PRODUCTS and LICENSED PROCESSES from any of the foregoing entities, practice the INVENTIONS and/or TECHNOLOGY RIGHTS of LICENSED PRODUCTS and LICENSED PROCESSES. Subject to Paragraph 7.9, Company shall defend and hold University, the Inventors, and any other inventors harmless as against any judgments, fees, expenses, or other costs arising from or incidental to any product liability or other lawsuit, claim, demand or other action brought as a consequence of the practice of said inventions by any of the foregoing entities, whether or not University or said inventor, either jointly or severally, is named as a party defendant in any such lawsuit. Practice of the inventions covered by LICENSED PRODUCTS and LICENSED PROCESSES from Company, shall be considered Company's practice of said inventions for purposes of this Paragraph
7.8. The obligation of Company to defend and indemnify as set out in this Paragraph 7.8 shall survive the termination of this Agreement.

      7.9 University shall promptly notify Company in writing of any claim or suit or threat thereof brought against University in respect of which indemnification may be sought and, to the extent allowed by law, shall reasonably cooperate with Company in defending or settling any such claim or suit. No settlement of any claim, suit or threat thereof received by University and for which University will seek indemnification, shall be made without the prior written approval of Company. University will permit Company to defend University against any such claim, suit or threat thereof and Company shall have sole control over the


                                      16
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                                                                  EXECUTION COPY

defense, subject to University's right to select its own counsel to review the matter for University at University's sole cost and expense.

      7.10 Commencing not later than the date of first commercial sale of a LICENSED PRODUCT or LICENSED PROCESSES, Company shall use commercially reasonable efforts to obtain and carry in full force and effect at a commercially reasonable price product liability insurance against any claims, judgments, liabilities and expenses for which it is obligated to indemnify University under Paragraph 7.8 above, in such amounts and with such deductibles and other limits as are determined reasonably necessary by mutual agreement of the parties acting in good faith, in light of the availability of such insurance and the custom at the customary time for similarly situated companies engaged in similar business. University shall be named as an additional insured under any such insurance policies.

      7.11 This Agreement together with the STOCK PURCHASE AGREEMENT, the STOCK OPTION AGREEMENT and the CRA constitutes the entire understanding between the parties with respect to the obligations of the parties with respect to the subject matter hereof, and supersedes and replaces all prior agreements, understandings, writings, and discussions between the parties relating to said subject matter.

      7.12 This Agreement may be amended and any of its terms or conditions may be waived only by a written instrument executed by the authorized officials of the parties or, in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by either party of any condition or term in any one or more instances shall be construed as a further or continuing waiver of such condition or term or of any other condition or term.

      7.13 This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

      7.14 Upon termination of this Agreement for any reason, Paragraphs 5.1, 5.3, 6.6, 6.8, 7.6, 7.7, 7.8 and 7.9 shall survive termination of this Agreement.


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                                                                  EXECUTION COPY

            IN WITNESS WHEREOF the parties hereto have executed this License Agreement by their duly authorized officers as of the date first above written.


THE JOHNS HOPKINS UNIVERSITY            ONCORPHARM, INC.


By /s/ David A. Blake                   By /s/ William A. Ryan, Jr.
   --------------------------              --------------------------
Title Executive Vice Dean               Title President and CEO
      -----------------------                 -----------------------

I have read and agree to abide with the terms of this Agreement.


By  /s/ Alan Shuldiner
    ------------------------
    Dr. Alan Shuldiner


By  /s/ Jeremy Walston
    ------------------------
    Dr. Jeremy Walston


By  /s/ Kristi Silver
    ------------------------
    Dr. Kristi Silver


By  /s/ Jesse Roth
    ------------------------
    Dr. Jesse Roth


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                                                                  EXECUTION COPY
                                 Schedule 2.3

1. Company has disclosed to University that Company already holds the following licenses which may or may not be necessary for the development and/or commercialization of certain LICENSED PRODUCTS and certain LICENSED
      PROCESSES:

      a.    *

      b.    *

2. DNA amplification technologies may or may not be necessary for the development and/or commercialization of certain LICENSED PRODUCTS and certain LICENSED PROCESSES.


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* CONFIDENTIAL TREATMENT REQUESTED